SILVER BAY REALTY TRUST CORP. T h i r d Q u a r t e r 2 0 1 3 E a r n i n g s P r e s e n t a t i o n

2 S A F E H A R B O R S T A T E M E N T F O R W A R D - L O O K I N G S T A T E M E N T S This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: Silver Bay’s ability to execute share repurchases upon terms acceptable to the company; adverse economic or real estate developments in Silver Bay’s target markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the credit facility; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s target assets; the impact of changes in governmental regulations, tax law and rates, and similar matters. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

3 T H I R D Q U A R T E R 2 0 1 3 H I G H L I G H T S  Total revenue increased 35% quarter-over-quarter to $14.5 million  Net operating income, or NOI(1), outpaced revenue growth, increasing 44% quarter-over-quarter to $4.5 million  Estimated net asset value(1), or NAV, appreciated 3% quarter-over-quarter to $19.50 per fully diluted share  Increased the number of leased properties by 911 or 25% quarter-over-quarter  Aggregate portfolio occupancy increased quarter-over- quarter to 81% from 65%  Occupancy for properties owned six months or longer increased to 89% from 87% quarter-over-quarter (1) Estimated NOI and NAV are non-GAAP financial measures. Non-GAAP reconciliations of these measures are included on slides 13 and 14 in the appendix. AS OF SEPTEMBER 30, 2013 ESTIMATED NAV $19.50 PER SHARE

PORTFOLIO OVERVIEW

As of September 30, 2013

PROPERTIES BY MARKET


Charlotte 2%
Jacksonville 2%
Southeast FL 3%
Houston 1%
Southern CA 3%
Orlando 4%
Dallas 4%
Tucson 4%
Columbus 5%
Las Vegas 5%
Northern CA 7%
Tampa 17%
Atlanta 17%
Phoenix 26%

AGGREGATE PORTFOLIO	
Total Number of Properties(1)	5,575
Properties Leased	4,521
Occupancy Rate	81%

STABILIZED PROPERTIES	
Number of Stabilized Properties(2)	4,776
Properties Leased	4,521
Occupancy Rate	95%

PROPERTIES OWNED AT LEAST SIX MONTHS	
Number of Properties Owned Six Months or Longer	4,536
Properties Leased	4,027
Occupancy Rate	89%

(1) Total properties exclude properties held for sale by the Company's taxable REIT subsidiary and any properties acquired in previous periods in sales that have been subsequently rescinded or vacated.
(2) The Company considers a property stabilized at the earlier of (a) its first authorized occupancy or (b) 90 days after the renovations for such property are complete. Properties acquired with in-place leases are considered stabilized even though such properties may require future renovation to meet our standards and may have existing residents who would not otherwise meet our resident screening requirements.

SILVERBAY Realty Trust Corp.

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CURRENT HOUSING MARKET ENVIRONMENT

MSA HOME PRICE APPRECIATION ("HPA")[1]

Source: Corelogic as of August 31, 2013

MARKET	HPA (Peak to Trough)[2]	HPA (Peak to Current)	HPA (Prior 12 months)	HPA (Prior 3 months)
Phoenix, AZ	-53%	-33%	18%	5%
Tucson, AZ	-43%	-32%	9%	4%
Northern CA[3]	-60%	-45%	29%	10%
Southern CA[4]	-53%	-38%	23%	8%
Jacksonville, FL	-40%	-29%	11%	4%
Orlando, FL	-55%	-40%	16%	7%
Southeast FL[5]	-53%	-40%	14%	6%
Tampa, FL	-48%	-36%	13%	6%
Atlanta, GA	-34%	-14%	17%	6%
Charlotte, NC	-17%	-4%	8%	3%
Las Vegas, NV	-60%	-44%	27%	7%
Columbus, OH	-18%	-8%	3%	5%
Dallas, TX	-14%	1%	10%	3%
Houston, TX	-13%	5%	11%	3%
NATIONAL	**-33%**	**-17%**	**12%**	**4%**

- Home prices continue to appreciate, albeit at a more moderate pace due to seasonality and the rise in mortgage interest rates
- Housing starts moderated to ~600,000 on an annualized basis, representing levels well below historical average
- Distressed inventory still off normalized levels and remains concentrated in select states, including Florida, where Silver Bay is focused for future acquisitions
- Home prices up 12% year-over-year, marking eighteen consecutive months of growth
- Silver Bay markets reported strong increases of 3 -10% over the past three months as of August
- Most Silver Bay markets continue to be 30-45% off peak pricing and remain at significant discounts to replacement cost

(1) "MSA" means Metropolitan Statistical Areas, which is generally defined as one or more adjacent counties or county equivalents that have at least one urban core area of at least a 50,000-person population, plus adjacent territory that has a high degree of social and economic integration with the core as measured by commuting ties.
(2) Peak refers to highest historical home prices in a particular market prior to the start of the housing recovery. Trough refers to lowest home prices in a particular market since the peak.
(3) MSA used for Northern California is Fairfield-Vallejo, which most closely approximates the geographic area in which we purchase homes in Northern California. This MSA is comprised of Solano County and the most populous cities in the MSA are Vallejo, Fairfield, Vacaville, Suisun and Benicia.
(4) MSA used for Southern California is Riverside-San Bernardino-Ontario. This MSA is comprised of Riverside and San Bernardino Counties and the most populous cities in the MSA are Riverside, San Bernardino, Fontana and Moreno.
(5) MSA used for Southeast FL is Fort Lauderdale-Pompano Beach-Deerfield Beach, FL.

SILVERBAY Realty Trust Corp.

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6 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0 200 400 600 800 1,000 1,200 Q1 - 2012 Q2 - 2012 Q3 - 2012 Q4 - 2012 Q1 - 2013 Q2 - 2013 Q3 - 2013 AG G RE G AT E OCC UP AN CY NU M BE R O F PR O PE RT IE S Acquisitions Increase in Number of Leased Properties Renovations Aggregate Portfolio Occupancy E X P A N S I O N I N R E N O V A T I O N A N D L E A S I N G DROVE INCREASES IN AGGREGATE OCCUPANCY (1) (1) The above chart shows the pace of quarterly acquisitions, renovations and increase in number of leased homes of the Company’s Predecessor and the Company and does not reflect accepted purchase agreements that have not yet closed. Fourth quarter 2012 numbers, other than aggregate occupancy, exclude the impact of the acquisition of the 881 properties owned by the Provident Entities. THIRD QUARTER 2013 AGGREGATE OCCUPANCY 81%

7 O P E R AT I O N A L U P D AT E 67% 89% 90% 95% Q4 - 2012 Q1 - 2013 Q2 - 2013 Q3 - 2013 Northern California 56% 89% 92% 97% Q4 - 2012 Q1 - 2013 Q2 - 2013 Q3 - 2013 Las Vegas 71% 81% 92% Q1 - 2013 Q2 - 2013 Q3 - 2013 Tampa 32% 67% 90% Q1 - 2013 Q2 - 2013 Q3 - 2013 Southern California  Completed 1,005 renovations  Increased number of leased properties by 911 or 25% quarter-over-quarter  Occupancy for stabilized portfolio increased slightly to 95% from 94% in the prior quarter  Achieved strong gains in occupancy for properties owned at least six months and the aggregate portfolio − Occupancy for properties owned six months or longer increased to 89% from 87% − Occupancy for the aggregate portfolio increased to 81% from 65% − Achieved goal of +90% occupancy for properties owned six months or longer in Tampa and Southern California SUSTAINED RESULTS IN NORTHERN CALIFORNIA AND LAS VEGAS +90% TARGET ACHIEVED IN TAMPA AND SOUTHERN CALIFORNIA OCCUPANCY FOR PROPERTIES OWNED AT LEAST SIX MONTHS

8 AVERAGE MONTHLY RENT AND TURNOVER UPDATE $1,148 $1,156 $1,148 $1,161 Q4 - 2012 Q1 - 2013 Q2 - 2013 Q3 - 2013 AVERAGE MONTHLY RENT AGGREGATE PORTFOLIO  Average monthly rent for aggregate portfolio increased to $1,161 from $1,148 primarily due to changes in portfolio mix − Primary focus has been on portfolio stabilization; strategic decision not to pursue increases on renewals during this phase  Low resident turnover critical component of the single-family rental business − Turnover metrics will become increasingly more meaningful starting in first half of 2014 − Silver Bay estimates turnover to be 33% on an annualized basis for the institutional single-family rental sector

9 $7.7 $10.7 $14.5 Q1 - 2013 Q2 - 2013 Q3 - 2013 TOTAL REVENUE ($ IN MILLIONS) Q 3 - 2 0 1 3 F I N A N C I A L S U M M A R Y  Total revenue increased 35% on a sequential quarter basis to $14.5 million  NOI(1) increased 44% on a sequential quarter basis to $4.5 million  Property operating and maintenance expenses were $4.3 million, increase primarily attributed to a higher base of leased properties, increase in properties with resident turnover, and higher levels of repairs and maintenance  Property management expenses were $3.7 million, reflecting continued sequential quarter improvement as a percentage of revenue  As portfolio approaches stabilization, the Company has shifted its focus towards driving NOI(1) improvement $1.7 $3.1 $4.5 Q1 - 2013 Q2 - 2013 Q3 - 2013 NET OPERATING INCOME(1) ($ IN MILLIONS) (1) Estimated NOI is a non-GAAP financial measure. The non-GAAP reconciliation of this measure is included on Slide 14 of the appendix.

10 A P P E N D I X

PORTFOLIO OF SINGLE-FAMILY PROPERTIES

The following table provides a summary of Silver Bay's portfolio of single-family properties as of September 30, 2013.

MARKET	NUMBER OF PROPERTIES[1]	AGGREGATE COST BASIS[2] (THOUSANDS)	AVERAGE COST BASIS PER PROPERTY (THOUSANDS)	AVERAGE AGE[3] (IN YEARS)	AVERAGE SQUARE FOOTAGE	NUMBER OF LEASED PROPERTIES	NUMBER OF VACANT PROPERTIES[4]	AVERAGE MONTHLY RENT FOR LEASED PROPERTIES[5]
Phoenix	1,427	$ 198,839	$ 139	24.2	1,636	1,275	152	$ 1,033
Atlanta	969	117,487	121	16.8	2,023	746	223	1,193
Tampa	926	128,300	139	23.6	1,656	853	73	1,208
Northern CA[6]	384	71,665	187	44.4	1,401	356	28	1,488
Las Vegas	290	40,901	141	16.7	1,719	277	13	1,153
Columbus	284	25,204	89	35.6	1,417	98	186	979
Orlando	214	31,536	147	24.8	1,684	164	50	1,254
Tucson	208	16,898	81	39.9	1,330	195	13	828
Dallas	205	25,201	123	20.4	1,643	147	58	1,255
Southern CA[7]	156	23,218	149	43.0	1,346	141	15	1,146
Southeast FL[8]	154	29,668	193	33.7	1,708	69	85	1,787
Charlotte	130	16,783	129	11.8	1,980	103	27	1,170
Jacksonville	125	16,081	129	30.7	1,575	44	81	1,079
Houston	103	10,597	103	29.8	1,698	53	50	1,181
Totals	**5,575**	**$ 752,378**	**$ 135**	**25.6**	**1,676**	**4,521**	**1,054**	**$ 1,161**

(1) Total properties exclude properties held for sale by the Company's taxable REIT subsidiary and any properties acquired in previous periods in sales that have been subsequently rescinded or vacated.

(2) Aggregate cost includes all capitalized costs, determined in accordance with generally accepted accounting principles, incurred through September 30, 2013 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost does not include accumulated depreciation.

(3) As of September 30, 2013, approximately 19% of the properties in the combined portfolio were less than 10 years old, 26% were between 10 and 20 years old, 18% were between 20 and 30 years old, 17% were between 30 and 40 years old, 9% were between 40 and 50 years old, and 11% were more than 50 years old.

(4) Total number of vacant properties includes properties in the process of stabilization as well as those available for lease.

(5) Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of September 30, 2013 and reflects rent concessions amortized over the life of the related lease.

(6) Northern California market currently consists of Contra Costa, Napa and Solano counties.

(7) Southern California market currently consists of Riverside and San Bernardino counties.

(8) Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

SILVERBAY Realty Trust Corp.
11

PORTFOLIO SUMMARY OF STABILIZED PROPERTIES AND THOSE OWNED SIX MONTHS OR LONGER

The following table summarizes Silver Bay's stabilized properties and those owned six months or longer as of September 30, 2013.

	STABILIZED PROPERTIES					PROPERTIES OWNED AT LEAST SIX MONTHS				
Market	Number of Stabilized Properties	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Leased Stabilized Properties[(1)]	Properties Owned 6 Months or Longer	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Properties Owned at Least 6 Months[(2)]
Phoenix	1,372	1,275	97	93%	$ 1,033	1,274	1,171	103	92%	$ 1,036
Atlanta	811	746	65	92%	1,193	773	688	85	89%	1,199
Tampa	870	853	17	98%	1,208	891	821	70	92%	1,211
Northern CA	373	356	17	95%	1,488	344	327	17	95%	1,486
Las Vegas	281	277	4	99%	1,153	277	268	9	97%	1,154
Columbus	107	98	9	92%	979	94	37	57	39%	1,080
Orlando	167	164	3	98%	1,254	132	127	5	96%	1,275
Tucson	202	195	7	97%	828	202	191	11	95%	828
Dallas	158	147	11	93%	1,255	98	80	18	82%	1,270
Southern CA	147	141	6	96%	1,146	156	141	15	90%	1,146
Southeast FL	74	69	5	93%	1,787	108	43	65	40%	1,743
Charlotte	110	103	7	94%	1,170	103	89	14	86%	1,185
Jacksonville	47	44	3	94%	1,079	51	22	29	43%	1,011
Houston	57	53	4	93%	1,181	33	22	11	67%	1,191
Totals	**4,776**	**4,521**	**255**	**95%**	**$ 1,161**	**4,536**	**4,027**	**509**	**89%**	**$ 1,162**

(1) Average monthly rent for leased stabilized properties was calculated as the average of the contracted monthly rent for all stabilized leased properties as of September 30, 2013 and reflects rent concessions amortized over the life of the related lease.

(2) Average monthly rent for properties owned at least six months was calculated as the average of the contracted monthly rent for all properties owned at least six months as of September 30, 2013 and reflects rent concessions amortized over the life of the related lease.

SILVERBAY Realty Trust Corp.

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13 ESTIMATED PORTFOLIO AND ESTIMATED NET ASSET VALUE Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. A description of the Company’s AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link. The following is a reconciliation of the Company’s investments in real estate to Estimate Portfolio Value and book value to Estimated NAV: (1) Per share amounts are based upon common shares outstanding of 38,812,821 plus 27,459 of common units for a total of 38,840,280 fully diluted shares outstanding as of September 30, 2013. (2) Difference between AVM derived value of the Company’s portfolio of properties of $836,582, which assumes all properties are fully renovated, and net investments in real estate. (3) Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed. (4) Book value as defined by U.S. generally accepted accounting principles, or GAAP, and represents total assets less total liabilities and less preferred stock in mezzanine or total equity. (AMOUNTS IN THOUSANDS OTHER THAN SHARE DATA) SEPTEMBER 30, 2013 AMOUNT PER SHARE(1) Investments in real estate, gross $ 752,378 $ 19.37 Accumulated depreciation (13,297) (0.34) Investments in real estate, net 739,081 19.03 Add: Increase in estimated fair market value of investments in real estate(2) 97,501 2.51 Less: Estimated Renovation Reserve(3) (6,753) (0.17) Estimated Portfolio Value $ 829,829 $ 21.37 Book value(4) $ 666,511 $ 17.16 Less: Investments in real estate, net (739,081) (19.03) Add: Estimated Portfolio Value 829,829 21.37 Estimated Net Asset Value $ 757,259 $ 19.50

14 N E T O P E R A T I N G I N C O M E Net operating income, or NOI, is a non-GAAP measure and is defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees and property management expenses. NOI excludes depreciation and amortization, advisory management fee, general and administrative expenses, interest expense and other expenses. The Company considers NOI to be a meaningful financial measure, when considered with the financial statements determined in accordance with U.S. generally accepted accounting principles. The Company believes NOI is helpful to investors in understanding the core performance of the real estate operations of the Company. The following is a reconciliation of the Company’s NOI to net loss as determined in accordance with GAAP: (AMOUNTS IN THOUSANDS) THREE MONTHS ENDED SEPTEMBER 30, 2013 THREE MONTHS ENDED JUNE 30, 2013 Net loss $ (6,362) $ (6,746) Depreciation and amortization 5,683 4,961 Advisory management fee 2,166 2,578 General and administrative 1,866 1,949 Other 142 217 Interest expense 989 158 Net operating income $ 4,484 $ 3,117

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